Exhibit 99.1

For Immediate Release	Behringer Harvard Contact:
Jason Mattox
Senior Vice President
Behringer Harvard
(866) 655-3600
jmattox@bhfunds.com

BEHRINGER HARVARD ANNOUNCES SIGNIFICANT RETURN TO INVESTORS
ON DALLAS DEVELOPMENT PROPERTY

Distribution to Fund Investors Planned for Late May

DALLAS, TX (May 10, 2005) - Behringer Harvard Short-Term Opportunity Fund I LP today announced that it will distribute more than $1 million to investors from the sale of a prime development site bordering downtown Dallas.

The Fund purchased the 1.6 acre development site, along with an adjacent five-story office building and seven-lane bank drive-through facility, in February 2004 and sold the development site in a stand-alone transaction in April 2005. The Fund expects to distribute proceeds of $1,096,000 to its investors before the end of May. The office and bank drive-thru assets, which are located in the fashionable Uptown District just north of the central business district, will remain under ownership and operation by the Fund.

Because the development site is a component of a larger group of assets, the Fund announced it will communicate tax implications of the sale to its investors by March 31, 2006, when it provides investors their regular tax reports for calendar year 2005.

“We are pleased to make this distribution and believe it tangibly demonstrates the Fund’s commitment to short-term holding periods and our ability to swiftly execute on our well-defined investment and disposition strategies,” said Robert Behringer, Chairman and CEO of Behringer Harvard. “While the Fund has a target holding period of three to five years, we think our investors will be pleased to see a much earlier return on their investments.”

About Behringer Harvard:
Behringer Harvard is a national real estate investment sponsor whose public and private real estate investment securities are made available through the independent broker dealer community. The company’s investment products include non-listed REITs, real estate limited partnerships, 1031 exchange and other real estate investment programs that generally invest in institutional quality commercial real estate. Its finite-life, non-listed funds feature defined holding periods and exit strategies and seek to produce attractive returns for their investors through a balance of current yield and capital appreciation. Behringer Harvard is headquartered in the Dallas suburb of Addison, Texas and is one of the nation’s fastest growing real estate investment firms. For more information, call (866) 655-3600 or visit www.bhfunds.com.

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This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Short-Term Opportunity Fund I LP, which are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Generally, words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from forward-looking statements include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up costs, inability to obtain new tenants upon the expiration of existing leases, the potential need to fund tenant improvements or other capital expenditures out of operating cash flows, and other risks identified in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Actual results may differ materially from those expressed in these forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Forward-looking statements in this document speak only as of the date on which such statements were made and we undertake no obligation to update any such statements that become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.